EXHIBIT 99

October 29, 2003
Media Contact: Roger Buehrer, Las Vegas, NV (702) 876-7132
Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER RESULTS

Las Vegas — Southwest Gas Corporation recorded a net loss of $0.51 per share for the third quarter of 2003, a $0.02 decline from the $0.49 per share loss reported for the third quarter of 2002. Net loss for the third quarter of 2003 was $17.4 million compared to the 2002 third quarter net loss of $16.1 million. Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Michael O. Maffie, Chief Executive Officer, “The reduction in third quarter earnings reflects slightly lower operating margin coupled with modestly higher operating expenses and financing costs. We’ve continued to emphasize cost-curbing initiatives to stay relatively on track with last year’s results. With cautious optimism, we now look forward to the fourth quarter and the beginning of the winter heating season.”

For the twelve months ended September 30, 2003, consolidated net income was $41.8 million, or $1.25 per share, compared to $37.1 million, or $1.13 per share, during the twelve-month period ended September 30, 2002. The impact of weather and certain non-recurring items, as discussed in more detail below, greatly influenced the results of both periods.

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Natural Gas Operations Segment Results

Third Quarter

Operating margin, defined as operating revenues less the cost of gas sold, decreased $1.7 million, or two percent, in the third quarter of 2003 compared to the third quarter of 2002. Customer growth contributed $2 million of incremental margin during the period. However, this was more than offset by a number of factors including reductions in gas procurement, transportation and gas storage services. Margin from these services can vary from period to period. During the last twelve months the Company has added nearly 64,000 customers, an increase of four percent.

Operating expenses for the quarter increased $1.8 million, or two percent, compared to the third quarter of 2002. The impacts of general cost increases and costs associated with the continued expansion and upgrading of the gas system to accommodate customer growth were mitigated by cost-curbing measures implemented during the past year. Net financing costs increased $224,000, or one percent, between periods. In August, the Company, through a wholly owned financing trust, issued $100 million of 7.70% preferred securities of which $60 million was utilized in September to redeem 9.125% preferred securities. Lower interest rates on variable-rate and refinanced debt partially offset the increased financing costs associated with the preferred securities.

Other income/expense improved $3.6 million, before tax, between quarters primarily due to non-recurring costs recognized in 2002. In the third quarter of 2002, costs associated with merger litigation and a regulatory disallowance in California totaled $2.1 million. In addition, revenues from long-term investments improved between quarters.

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Twelve Months to Date

Operating margin decreased $5.5 million between periods. Differences in heating demand caused by weather variations between periods resulted in a $22 million margin decrease as warmer-than-normal temperatures were experienced during both periods. During the current twelve-month period, operating margin was negatively impacted by $35 million, and in the prior period, the negative impact was $13 million. Customer growth and rate relief, partially offset by conservation, energy efficiencies, and other factors, contributed a net $16.5 million in incremental margin.

Operating expenses increased $11.9 million, or three percent, reflecting incremental costs associated with servicing additional customers, mitigated by cost-curbing measures. Net financing costs increased less than one percent between periods as the impacts of incremental borrowings and additional preferred securities to finance construction expenditures were offset by lower interest rates on variable-rate and refinanced debt.

Other income/expense improved $24.3 million, before tax, between periods. The timing of merger-related litigation settlements, merger litigation costs and the associated insurance recoveries resulted in $14.6 million of income in the current period and $18.9 million of costs in the prior period. Prior-period results also included $11.9 million in gains on the

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sale of property and other assets recognized during the fourth quarter of 2001 and first quarter of 2002. In addition, a California regulatory disallowance recorded during the second and third quarters of 2002 totaled $2.7 million.

At September 30, 2003, Southwest Gas Corporation provided natural gas service to approximately 1,491,000 customers in Arizona, Nevada and California. Its service territory is centered in the fastest-growing region of the country.

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, acquisitions, and competition.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2003	2002

Consolidated Operating Revenues	$220,162	$223,863

Net Loss	$17,407	$16,136

Average Number of Common Shares Outstanding	33,852	33,065

Loss Per Share	$0.51	$0.49

NINE MONTHS ENDED SEPTEMBER 30,	2003	2002

Consolidated Operating Revenues	$879,299	$984,487

Net Income	$4,028	$6,150

Average Number of Common Shares Outstanding	33,653	32,862

Basic Earnings Per Share	$0.12	$0.19

Diluted Earnings Per Share	$0.12	$0.19

TWELVE MONTHS ENDED SEPTEMBER 30,	2003	2002

Consolidated Operating Revenues	$1,215,721	$1,368,623

Net Income	$41,843	$37,125

Average Number of Common Shares Outstanding	33,545	32,752

Basic Earnings Per Share	$1.25	$1.13

Diluted Earnings Per Share	$1.24	$1.12

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SOUTHWEST GAS CORPORATION SUMMARY UNAUDITED OPERATING RESULTS (In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,		TWELVE MONTHS ENDED SEPTEMBER 30,
	2003	2002	2003	2002	2003	2002
Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(18,590)	$(18,103)	$991	$2,554	$37,665	$32,458
Contribution to net income - construction services	1,183	1,967	3,037	3,596	4,178	4,667

Net income (loss)	$(17,407)	$(16,136)	$4,028	$6,150	$41,843	$37,125

Earnings (loss) per share - gas operations	$(0.55)	$(0.55)	$0.03	$0.08	$1.12	$0.99
Earnings per share - construction services	0.04	0.06	0.09	0.11	0.13	0.14

Basic earnings (loss) per share	$(0.51)	$(0.49)	$0.12	$0.19	$1.25	$1.13

Diluted earnings (loss) per share	$(0.51)	$(0.49)	$0.12	$0.19	$1.24	$1.12

Average outstanding common shares	33,852	33,065	33,653	32,862	33,545	32,752
Average shares outstanding (assuming dilution)	--	--	33,911	33,132	33,816	33,028

Results of Natural Gas Operations
Gas operating revenues	$167,827	$167,187	$733,192	$834,817	$1,014,275	$1,165,437
Net cost of gas sold	72,398	70,060	358,908	449,345	472,942	618,610

Operating margin	95,429	97,127	374,284	385,472	541,333	546,827
Operations and maintenance expense	66,012	65,924	196,502	196,259	264,431	261,558
Depreciation and amortization	30,517	29,240	89,372	84,980	119,567	111,896
Taxes other than income taxes	9,075	8,673	27,530	26,482	35,613	34,253

Operating income (loss)	(10,175)	(6,710)	60,880	77,751	121,722	139,120
Other (income) expense	(658)	2,985	(1,509)	11,727	(16,344)	7,963
Net interest deductions	18,779	19,379	57,991	58,547	77,949	78,040
Net interest deductions on subordinated debentures	750	--	750	--	750	--
Preferred securities distributions	1,442	1,368	4,180	4,106	5,549	5,475

Income (loss) before income taxes	(30,488)	(30,442)	(532)	3,371	53,818	47,642
Income tax expense (benefit)	(11,898)	(12,339)	(1,523)	817	16,153	15,184

Contribution to net income (loss) - gas operations	$(18,590)	$(18,103)	$991	$2,554	$37,665	$32,458

SOUTHWEST GAS CORPORATION SELECTED STATISTICAL DATA SEPTEMBER 30, 2003

FINANCIAL STATISTICS
Market value to book value per share at quarter end	129%
Twelve months to date return on equity -- total company	7.0%
-- gas segment	6.6%
Common stock dividend yield at quarter end	3.6%

GAS OPERATIONS SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity

Arizona (1)	$688,202	9.20%	11.00%
Southern Nevada (1)	457,314	8.78	10.64
Northern Nevada (1)	91,936	9.02	10.21
Southern California	69,486	9.94	11.35
Northern California	28,849	10.02	11.35
Paiute Pipeline Company (1)	75,059	9.69	11.60

(1)  Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS	NINE MONTHS ENDED SEPTEMBER 30,		TWELVE MONTHS ENDED SEPTEMBER 30,
(In dekatherms)	2003	2002	2003	2002

Residential	43,993,792	45,667,595	57,147,646	58,923,809
Small commercial	20,592,944	21,149,996	27,470,030	27,910,064
Large commercial	7,647,453	9,805,353	9,996,796	13,358,149
Industrial / Other	12,487,797	17,934,551	16,954,080	23,813,018
Transportation	100,582,342	95,745,051	137,352,205	124,331,225

Total system throughput	185,304,328	190,302,546	248,920,757	248,336,265

HEATING DEGREE DAY COMPARISON

Actual	1,224	1,408	1,725	1,899
Ten-year average	1,378	1,400	1,939	1,974